                               HAW-5 CABLE SYSTEM
                    INDEFEASIBLE RIGHT OF USER AGREEMENT
                                     BETWEEN
                                   AT&T CORP.
                                      AND
                   COMMUNICATION TELESYSTEMS INTERNATIONAL


          THIS AGREEMENT is made and entered into as of this 9th day of March, 1995, between and among AT&T Corp., a corporation organized and existing under the laws of the State of New York and having an office at 340 Mount Kemble Avenue, Morristown, New Jersey 07960 U.S.A. (hereinafter called "AT&T" which expression shall include its successors and assigns), and Communication TeleSystems International, a corporation organized and existing under the laws of California and having an office at 4350 LaJolla Village Drive, Suite 100, San Diego, California 92122 (hereinafter referred to as "Purchaser" which expression shall include its successors and assigns).


                                   WITNESSETH:

          WHEREAS, AT&T (hereinafter referred to as "Grantor") have entered into an agreement with other international telecommunications entities dated October 16, 1990, and as amended by the First Amendatory Agreement dated October 6, 1992 and the Second Amendatory Agreement dated October 22, 1993 (hereinafter collectively referred to as the "HAW-5 C&MA"), which provides for the construction, maintenance, and operation of a submarine cable system connecting the United States Mainland and the State of Hawaii known as the HAW-5 Cable System (hereinafter referred to as the "Cable System"); and

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                                      - 2 -


          WHEREAS, pursuant to the HAW-5 C&MA, the Cable System consists of the following Segments:

          Segment A:  A cable station at San Luis Obispo, California.

          Segment B: The whole of the submarine cable provided between, and including, the System Interfaces at the cable stations at San Luis Obispo, California and Keawaula, Hawaii.

          Segment C:  A cable station at Keawaula, Hawaii.

          Segments A and C shall each consist of:

           (i) an appropriate share of land and buildings at the specified locations for the cable landing and for the cable route between the cable station and its respective Cable Landing Point, and an appropriate share of common services and equipment at each of the locations; and

          (ii) multiplex equipment in each of the cable stations, as required, associated solely and directly with assigned capacity in the HAW-5 Cable System.

          Segment B shall also include:

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                                      - 3 -


           (i) all transmission, power feeding and special test equipment directly associated with the submersible plant;

          (ii) the power equipment provided wholly for use with the equipment listed in (i) above;

         (iii) the transmission cable equipped with appropriate repeaters and joint housings between the cable stations; and

          (iv) the sea earth cable and electrode system and/or the land earth system, or an appropriate share thereof, associated with the terminal power feeding equipment.

          WHEREAS, the HAW-5 C&MA, including its subsequent amendments, defines the Cable System capacity for the purposes of ownership allocations as follows:

               San Luis Obispo-Keawaula two lightguide pairs consisting of 8 Basic System Modules, providing 504 MIUs.

          WHEREAS, the HAW-5 C&MA defines a Minimum Investment Unit (hereinafter "MIU") as a unit designated as the minimum unit of investment in the HAW-5 Cable System, allowing the use of

2.048 Mbit/s (30 MAUOs) and the additional 162,539.68 bits per second required for multiplexing in each direction.

          WHEREAS, Grantor have been assigned the whole interest in certain MIUs in the Cable System; and

          WHEREAS, Purchaser desires to acquire from Grantor and Grantor are willing to grant to Purchaser, on an indefeasible right of user ("IRU") basis, a whole-interest in certain MIUs in the Cable System; and

          WHEREAS, the parties desire to define the terms and conditions under which said IRU interests in the Cable System will be granted to Purchaser;

          NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein expressed, covenant and agree with each other as follows:

          1. Effective as of April 4, 1995, Grantor grant to Purchaser for the term of this Agreement the following:

               (a) whole-interest, on an IRU basis, in 1 MIU in the San Luis Obispo-Keawaula optical fiber path of Segment B of the Cable System, and

               (b) an interest, on an IRU basis, in Segments A and C to the extent required by Purchaser to use its IRU interest in MIUs in the Cable System, as acquired in subparagraph 1(a) directly above.

          2. For the IRU interest granted pursuant to this Agreement, Purchaser shall pay Grantor the following:

               (a) a lump sum amount equal to US$330,480 allocable to the whole-interest in MIUs granted to Purchaser hereunder. Purchaser shall pay such lump sum amount to Grantor within one (1) calendar month after the end of the month in which the bills are rendered.

               (b) an amount equal to the cost of operating and maintaining Segments A, B, and C (as those costs are defined in the HAW-5 C&MA), associated with the Segment in which IRU is granted hereunder, including additions thereto, multiplied by the number of MIUs in which IRU is granted and divided by the applicable design capacity expressed in MIUs. As AT&T incur costs and receive bills for the maintenance and operation of the Cable System, Grantor will render bills monthly to Purchaser for its proportionate share of such costs. Purchaser shall pay such bills to Grantor within one (1) calendar month after the end of the month in which the bills are rendered.

               (c) amounts equal to the portion of the costs incurred for repairing the Cable System, allocable to the IRU interests in MIUs granted to Purchaser hereunder on a pro rata basis. Bills for such amounts shall be rendered by Grantor to Purchaser as soon as practicable after such costs are charged to the accounts of Grantor. Such bills shall be payable by Purchaser within one (1) calendar month after the end of the month in which the bills are rendered.

          3. Grantor shall bill Purchaser for the costs specified in subparagraphs 2(b) and (c) as those costs are incurred, commencing on the effective date of this Agreement.

          4. (a) Bills not paid when due shall accrue extended payment charges from the day following the day on which payment was due until paid. For purposes of this Agreement, extended payment charges shall be equal to one-hundred twenty-five percent (125%) of the lowest publicly announced prime rate or minimum commercial lending rate of Citibank, N.A., New York City or Chase Manhattan Bank N.A., New York City, on the day following the date payment of the bill was due. In the event that applicable law does not allow the imposition of extended payment charges at the rate established in accordance with this Paragraph, extended payment charges shall be at the highest rate permitted by applicable law. For purposes of this Agreement, "paid" shall mean that the funds are available for immediate use by Grantor.

               (b) A bill shall be deemed to have been accepted by Purchaser if Purchaser does not present a written objection before the date when payment is due. If an objection is presented, the parties shall make every reasonable effort to settle promptly the dispute concerning the bill in question. If the objection is sustained and Purchaser has paid the disputed bill, the amount of overpayment shall be refunded to Purchaser promptly, with interest at a rate determined in the manner described in subparagraph 4(a), from the date payment of the disputed amount was received until the refund is transmitted to Purchaser. If the objection is not sustained and Purchaser has not paid the disputed amount, Purchaser shall pay such amount promptly with interest at a rate determined in the manner described in subparagraph 4(a), from the date on which payment of the bill was due until paid. Nothing in this subparagraph shall relieve Purchaser from paying those portions of a bill that are not in dispute.

          5. If Purchaser fails to make any payment required by this Agreement on the day it is due, or otherwise is in breach of this Agreement, and such default continues for a period of at least two (2) months, Grantor may notify Purchaser in writing of their intent to reclaim the whole-interest in the MIUs assigned hereunder if full payment is not received or such breach is not remedied within thirty (30) calendar days of such notification. If at the end of the 30-day period, Purchaser has not paid in full the amounts due hereunder or remedied such breach, Grantor may terminate this Agreement by giving Purchaser written notice thereof and reclaim the IRU whole-interests in the MIUs assigned to Purchaser pursuant to this Agreement, and Grantor shall be relieved of any liability to Purchaser arising out of such reclamation and termination. The rights and obligations of Purchaser under this Agreement shall terminate as of the date of reclamation, except the reclamation shall not relieve Purchaser of its obligation to make full payment of all amounts incurred under this Agreement up to and including the day of termination.

          6. During the duration of this Agreement, Purchaser shall bear the portion of the operating, maintenance and repair costs of the Cable System allocable to the capacity granted under this Agreement.

          7. (a) In the event that the total number of MIUs which each Segment or Subsegment of the Cable System is capable of providing is reduced as a result of physical deterioration, or for other reasons beyond the control of the parties to the HAW-5 C&MA during the term of this Agreement, the number of whole-interests in MIUs in which IRU is granted hereunder shall be reduced in the same proportion as the total number of whole-interests in MIUs in the given Segment or Subsegment is reduced, except that such reduction shall not create fractions of whole-interests in MIUs.

               (b) During the term of this Agreement, if the design capacity in a given Segment or Subsegment specified in this Agreement is increased, Purchaser shall have the option, on payment of an agreed amount, to have the number of whole-interests in MIUs granted hereunder increased in the same proportion as the total number of interests in MIUs in the given Segment or Subsegment is increased, except that such increase shall not create fractions of interests in MIUs. Such option shall be exercised in writing within three
(3) months after receipt by Purchaser of written notice from Grantor of a proposed increase in the MIU capacity.

               (c) If the above exceptions with respect to fractions of interests in MIUs should become applicable, an appropriate adjustment will be made in Purchaser's payments with respect to the maintenance, operating and repair costs of the given Segment or Subsegment of the Cable System. In any event, whether or not the exception set forth above with respect to fractions of interests in MIUs should become applicable, all costs incurred in connection with maintaining, operating and repairing the Cable System payable by Purchaser, from and after the date when the total number of MIUs in the given Segment or Subsegment of the Cable System shall have been changed, shall be adjusted so that Purchaser shall bear its appropriate proportionate share of such costs.

          8. Grantor shall render bills under this Agreement in U.S. dollars, and such amounts shall be payable in U.S. dollars to the designated office of Grantor.

          9. Grantor shall keep and maintain for a period of not less than two (2) years such books, records, vouchers, and accounts, as may be appropriate to support their billings under this Agreement, and they shall at all reasonable times makes them available for the inspection of Purchaser at Purchaser's sole costs.

         10. The Cable System shall be maintained in accordance with the HAW-5 C&MA; provided, however, that no party to the HAW-5 C&MA shall be liable to Purchaser for any loss or damage sustained by reason of any failure in or breakdown of the Cable System or of the facilities associated with the Cable System or for any interruption of service, whatsoever shall be the cause of such failure, breakdown or interruption, and however long it shall last.

         11. (a) The operation by Purchaser of the interests in MIUs granted to it hereunder and any equipment associated therewith shall be such as not to interrupt, interfere with, or impair service over any of the facilities comprising the Cable System, any MIUs or other capacity of Grantor or any MIUs or other capacity of Grantor' associated, affiliated or connecting companies or of any Cable System owner or IRU purchaser; impair privacy of any communications over such facilities, cause damage to plant, or create hazards to the employees of any of the aforementioned companies or of any owner of the aforementioned facilities or to the public. Purchaser shall bear the cost of any additional protective apparatus reasonably required to be installed because of the use of such facilities by Purchaser, any lessee of Purchaser, or any customer or customers of Purchaser or of any such lessee.


              (b) Grantor will use their best efforts to cause all other purchasers of capacity in the Cable System to undertake obligations comparable to those of Purchaser set forth in the foregoing subparagraph 11(a), and Purchaser shall cause all permitted purchasers of the IRU interest granted hereunder to undertake comparable obligations.

         12. The interest in MIUs granted to Purchaser hereunder shall be made available to AT&T, at such times agreeable to AT&T and Purchaser, to permit AT&T or the parties to the HAW-5 C&MA to make such tests and adjustments as may be necessary for such capacity to be maintained in efficient working order.

         13. The performance of this Agreement by the parties is contingent upon the continued operation of the Cable System, and upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits as may be required or deemed necessary by the parties and as may be satisfactory to them. The parties shall use all reasonable efforts to obtain and continue, and to have continued, such approvals, consents, licenses and permits.

         14. No license under patents is granted by Grantor or shall be implied or arise by estoppel in Purchaser's favor with respect to any apparatus, system or method used by Purchaser in connection with the use of the interests in MIUs granted to it hereunder.

         15. No assignment of this Agreement, or of any rights thereunder, by Purchaser, or any subsequent permitted assignee, shall be valid without the written consent of Grantor. Such consent shall not be unreasonably withheld but shall not be granted unless the assignee agrees to undertake obligations comparable to those set forth in subparagraph 11(a) herein and in this Paragraph 15. Nothing in this Paragraph 15, however, shall restrict the right of any party to sell, assign, transfer or dispose of its rights or obligations under this Agreement to a legal successor or a subsidiary of, or a corporation or entity controlling or under the same control as such party, in which case due written notice shall be given in a timely manner.

         16. The relationship between and among the parties hereto shall not be that of partners and nothing herein contained shall be deemed to constitute a partnership between or among them. The common enterprise between and among the parties hereto shall be limited to the express provisions of this Agreement.

         17. This Agreement and any of the provisions hereof may be altered or added to only by an agreement in writing signed by a duly authorized person on behalf of each party.

         18. This Agreement shall be construed in accordance with and be subject to the HAW-5 C&MA.

         19. (a) This Agreement shall become effective on the date set forth above and shall continue in effect for the duration of the HAW-5 C&MA. Grantor shall give Purchaser prompt notice in writing of termination of the HAW-5 C&MA. Termination of the HAW-5 C&MA in accordance with its provisions shall not terminate subparagraph 20(a) or 20(b) of this Agreement or prejudice the operation or effect thereof.

              (b) Any notice of termination pursuant to subparagraph (a) of this Paragraph 19 shall be signed by a duly authorized representative of AT&T and shall be deemed to have been served at the expiration of thirty (30) days from the date of dispatch of a certified or registered letter containing such notice addressed to Purchaser in accordance with subparagraph 22(a) of this Agreement.

         20. (a) In the event of the liquidation of the Cable System, or any part thereof, by sale or other disposition, or termination of the HAW-5 C&MA, as provided in the HAW-5 C&MA, Purchaser will share in any net proceeds or costs of such sale or disposition in the same proportion in which Purchaser operates capacity in the affected part of the Cable System. The proportion in which Purchaser operates in the affected part of the Cable System shall be determined by treating the IRU interests granted hereunder as ownership interests.

              (b) Liquidation of the Cable System or termination of the HAW-5 C&MA shall not relieve Purchaser from any liability arising on account of claims made by third parties in respect of the Cable System or any part thereof and damages or compensation payable on account of such claims, or obligations which may arise in relation to the Cable System due to any law, order or regulation made by any government or supranational legal authority pursuant to any international convention, treaty or agreement. Any such liabilities or costs incurred or benefits accruing in satisfying such claims or obligations shall be divided among the Grantor and Purchaser in the same proportions in which the Grantor and Purchaser operate capacity in the Cable System. The percentage of such claims or obligations to be borne by Purchaser shall be the same percentage figure as that resulting from treating the IRU intersts granted hereunder as ownership interests.

         21. If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Agreement, but rather the entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

         22. (a) For purposes of notices hereunder, the addresses of the parties ahall be as follows, unless otherwise designated in writing by the respective parties:

AT&T Corp.                                  Communication TeleSystems
340 Mount Kemble Avenue                       International
Room S240                                   4350 LaJolla Village Drive
Morristown, New Jersey  07960               Suite 100
U.S.A.                                      San Diego, California  92122

Attention:  IRU & Transit Manager           Attention:  Eric G. Lipoff
                                                      -------------------

Any notice under this Agreement, including notice of termination pursuant to Paragraph 20 hereof, shall be delivered by hand, first class mail with postage prepaid, telex or facsimile and shall be deemed to have been given:
(i) when delivered if delivered by hand, telex (with answer back receive) or facsimile (with receipt acknowledged) or (ii) at the expiration of ten (10) days (or thirty (30) days, if a notice of termination of the HAW-5 C&MA from the date of dispatch if delivered by mail.

               (b) For purposes of billing and making payments hereunder, the addresses of the parties shall be as follows, unless other wise designated in writing by the respective parties:

AT&T Corp.                            Communication TeleSystems
340 Mount Kemble Avenue                 International
Room S240                             4350 LaJolla Village Drive
Morristown, New Jersey 07960          Suite 100
U.S.A.                                San Diego, California 92122

Attention: IRU & Transit Manager      Attention: Eric G. Lipoff
                                                ------------------

          23. The provisions of this Agreement shall be binding upon the parties and their successors and permitted assigns.

          24. This Agreement shall be executed in two (2) counterparts in the English language. Each such counterpart when so executed and delivered shall be an original, and such counterparts shall together (as well as separately) constitute one and the same instrument. This Agreement shall be construed in accordance with the laws of the State of New York and the United States of America.

          IN WITNESS WHEREOF, the parties hereto have severally subscribed these presents or caused them to be subscribed in their name and behalf by their respective officers thereunto duly authorized.


                    AT&T CORP.

                    By: /s/ Charles W. Bruton
                        ---------------------
                        Charles W. Bruton
                        Deputy Director


                    COMMUNICATION TELESYSTEMS INTERNATIONAL

                    By: /s/ [ILLEGIBLE]
                        ---------------------
                        President

                                                                         [LOGO]

-------------------------------------------------------------------------------
A. M. LUNN                                                 340 MT. KEMBLE AVE
INTERNATIONAL IRU/TRANSIT                                  ROOM S240-E334
FINANCIAL MANAGER                                          MORRISTOWN, NJ 07960
                                                           TEL: 201-326-2772
                                                           FAX: 201-326-3766

DATE: MAY 13, 1996

                                                 # PAGES: 3

TO: MR. R. SABACEK                               TEL: 619 625 5589
    COMMUNICATIONS TELESYSTEMS INT'L             FAX: 619 452 2041


-------------------------------------------------------------------------------

SUBJECT: OUTSTANDING IRU BILL

ACCORDING TO MY RECORDS THE ATTACHED BILL FOR $330,480 WAS DUE ON JUNE 30TH, 1995 AND REMAINS OUTSTANDING. PLEASE BE ADVISED THAT PENALTY INTEREST WILL CONTINUE TO ACCUMULATE UNTIL PAYMENT IS RECEIVED.

I WOULD APPRECIATE YOUR COMMENTS ON THIS ISSUE SINCE NON-PAYMENT WILL JEOPARDIZE ANY FUTURE NEGOTIATIONS FOR CAPACITY. ALSO ATTACHED IS A PRELIMINARY BILL WHICH WILL BE RE-ISSUED THIS MONTH AS IT WAS INITIALLY SENT TO THE WRONG ADDRESS IN JANUARY.

I AWAIT YOUR COMMENTS,

REGARDS,

/s/ [ILLEGIBLE]

COPY TO: J. CONHAIM
         C. BRUTON

                                                                         [LOGO]
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----------------------------------------
COMMUNICATIONS TELESYSTEMS INTERNATIONAL
4350 LA JOLLA VILLAGE DRIVE, SUITE 100
SAN DIEGO, CA 92122
----------------------------------------


Bill No.           A295050008
Issue Date:        05/23/95
Payment Due Date:  06/30/95
Customer Code:     7269


-------------------------                  --------------------------
Remit Payment by Wire to:                  Remit Payment by Check to:
-------------------------                  --------------------------
  Chase Manhattan Bank                                AT&T
1 Chase Manhattan Plaza                          P.O. Box 840348
  New York, N.Y. 10081                        Dallas, TX 75284-0348
Account No. 910-2-521177
   ABA No. 021000021
-------------------------                  --------------------------


-------------------------------------------------------------------------------
       PLEASE INDICATE BILL NUMBER(S) AND CUSTOMER CODE ON REMITTANCE
-------------------------------------------------------------------------------

YOUR SHARE OF CHARGES FOR 2 HALF MIUS IN HAW-5 CABLE SYSTEM GRANTED ON AN IRU BASIS, EFFECTIVE APRIL 4, 1995.


                           AMOUNT DUE: $330,480.00


DETAILS ATTACHED:



-------------------------------------------------------------------------------
                                             Please Refer Questions Related
CERTIFIED CORRECT:                           To This Bill To:
                                             Manager - Financial Operations
                                             340 Mt. Kemble Ave. Room N125
                                             P.O. Box 1923
/s/ K. Murphy                                Morristown, NJ 07962-1923
------------------------------               USA
MANAGER - FINANCIAL OPERATIONS               Fax: +1 201 326 2903
                                             Voice: +1 201 326 3814
                                             Telex: 49606544 or 49606566

                                                                         [LOGO]
-------------------------------------------------------------------------------

----------------------------------------
COMMUNICATIONS TELESYSTEMS INT'L
4350 LA JOLLA VILLAGE DRIVE
SUITE 100
SAN JOSE 1000 COSTA RICA
----------------------------------------


Bill No.           UP96010002
Issue Date:        05/09/96
Payment Due Date:  06/30/96
Customer Code:     7269


-------------------------                  --------------------------
Remit Payment by Wire to:                  Remit Payment by Check to:
-------------------------                  --------------------------
  Chase Manhattan Bank                                AT&T
1 Chase Manhattan Plaza                          P.O. Box 840348
  New York, N.Y. 10081                        Dallas, TX 75284-0348
Account No. 910-2-521177
   ABA No. 021000021
-------------------------                  --------------------------


-------------------------------------------------------------------------------
       PLEASE INDICATE BILL NUMBER(S) AND CUSTOMER CODE ON REMITTANCE
-------------------------------------------------------------------------------

YOUR SHARE OF COSTS FOR 2 HALF MUI'S IN TAINO-CARIB (PUERTO RICO-ST. THOMAS
SEG) CABLE SYSTEM GRANTED ON AN IRU BASIS, EFFECTIVE NOVEMBER 1, 1995


                           AMOUNT DUE: $18,978.00


DETAILS ATTACHED:



-------------------------------------------------------------------------------
                                             Please Refer Questions Related
CERTIFIED CORRECT:                           To This Bill To:
                                             Manager - Financial Operations
                                             340 Mt. Kemble Ave. Room N125
                                             P.O. Box 1923
/s/ [ILLEGIBLE]                              Morristown, NJ 07962-1923
------------------------------               USA
MANAGER - FINANCIAL OPERATIONS               Fax: +1 201 326 2903
                                             Voice: +1 201 326 3814
                                             Telex: 49606544 or 49606566